UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

2017 Short-term Incentive Cash Bonus Program

On August 23, 2016, the Compensation Committee of The Greenbrier Companies, Inc. (the “Company”) adopted a 2017 Short-term Incentive Cash Bonus Program (the “Bonus Plan”), pursuant to which the Company’s executive officers, including its named executive officers (“NEOs”), may earn bonuses based on Company financial performance during fiscal 2017. No bonuses will be paid unless the Company achieves at least the threshold level of performance against its corporate-level adjusted EBITDA goal.

For each of William A. Furman, President and Chief Executive Officer; Mark J. Rittenbaum, Executive Vice President of Commercial, Leasing and Finance; Alejandro Centurion, Executive Vice President and President of Greenbrier Manufacturing Operations; and Lorie Tekorius, Senior Vice President, Chief Financial Officer and Treasurer, 75% of the bonus opportunity is based on achievement of the Company’s corporate-level adjusted EBITDA goal and 25% is based on achievement of corporate-level adjusted return on invested capital (“ROIC”) goal.

Corporate-level adjusted EBITDA is defined as EBITDA (net earnings before interest, taxes, depreciation and amortization) before bonus, as reported in quarterly financial disclosures, adjusted for special and non-recurring items listed in the Company’s Umbrella Performance Based Plan for Executive Officers in the discretion of the Compensation Committee. Corporate adjusted ROIC is defined as net operating profit after cash paid during the period for income taxes, divided by Average Invested Capital. Average Invested Capital is calculated as the average balance of revolving notes plus notes payable plus total equity less cash in excess of $40 million.

Potential bonus payments are established for each executive officer at different percentages of base salary, depending on the achievement of threshold, target or stretch performance against the financial performance goals described above. Bonus amounts will be interpolated for performance between the threshold, target and stretch levels. The target, threshold and stretch bonus amounts for each of the Company’s named executive officers participating in the Bonus Plan, as a percentage of base salary, are as follows:

Named Executive Officer	Threshold	Target	Stretch

William A. Furman	69%	115%	230%
Mark J. Rittenbaum	54%	90%	180%
Alejandro Centurion	54%	90%	180%
Lorie Tekorius	45%	75%	150%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date:	August 26, 2016	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer